Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
info@peregrineinc.com	Jennifer Anderson
(800) 987-8256	(212) 918-4642

PEREGRINE PHARMACEUTICALS AWARDED DTRA CONTRACT WORTH UP TO $44.4 MILLION TO DEVELOP BAVITUXIMAB FOR VIRAL HEMORRHAGIC FEVERS

 -Five-Year Defense Threat Reduction Agency Contract Will Support Development of Bavituximab and Fully Human Equivalent as Potential Broad-Spectrum Anti-Viral Agents-

TUSTIN, Calif., July 1, 2008 — Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing monoclonal antibodies for the treatment of cancer and hepatitis C virus (HCV) infection, today announced it has entered into a five-year contract worth up to $44.4 million to test and develop bavituximab and an equivalent fully human antibody as potential broad-spectrum treatments for viral hemorrhagic fever infections.  The initial contract was awarded through the Transformational Medical Technologies Initiative (TMTI) of the U.S. Department of Defense’s Defense Threat Reduction Agency (DTRA).

Bavituximab is Peregrine’s lead anti-phosphatidylserine (anti-PS) monoclonal antibody and is currently in clinical trials for the treatment of HCV infections and cancer.  In preclinical animal models, bavituximab has demonstrated encouraging anti-viral activity as a potential treatment for viral hemorrhagic fevers.  Peregrine’s fully human anti-PS antibody, which will also be assessed under this contract, is currently in preclinical development.

Under the terms of the contact, DTRA funds are available to cover testing and development efforts totaling up to $22.3 million over a 24-month base period, with $5 million appropriated immediately for the current federal fiscal year ending September 30, 2008.  The remainder of the $22.3 million in funding is expected to be appropriated over the remainder of the two-year base period ending June 29, 2010. The contract can be extended beyond the base period to cover up to $44.4 million in funding over the five-year contract period.  Work and funding under this contract are expected to begin immediately.

“This substantial five-year contract award is especially timely in view of recent scientific publications highlighting the broad anti-viral potential of our anti-PS agents such as bavituximab,” said Steven W. King, president and CEO of Peregrine.  “We are pleased that DTRA has recognized bavituximab’s safety profile to date and its promising anti-viral activity, which have been demonstrated in proof of concept models of hemorrhagic fever infection and in two successful clinical trials in patients with chronic HCV infection.”

Mr. King continued, “We welcome the opportunity to contribute to the anti-bioterrorism mission of the Defense Threat Reduction Agency, and we also believe that some of the work performed under this contract can be leveraged to support common development tasks applicable to our ongoing bavituximab clinical programs for the treatment of HCV and cancer.  The non-dilutive capital provided by this government contract will enable us to further assess the potential of bavituximab to combat the threat of viral hemorrhagic fevers and to help advance the overall bavituximab clinical program.”

The DTRA biodefense contract award has the potential to create long-term value for Peregrine, including generating future potential revenues from government stockpiling to combat bioterrorism threats.  In the near-term, funding from this initiative will also allow Peregrine to use data and experience obtained from the development and scale-up of bavituximab to support its ongoing clinical development programs.

“We look forward to a close partnership with the DTRA during the performance of this program,” said Ronald T. Aimes, Ph.D., associate director of research & development at Peregrine and principal investigator on the contract.  “This is an exciting opportunity for Peregrine to contribute to the country’s defenses while also achieving important synergies with our development programs for bavituximab and our earlier stage anti-PS technologies.”

About Bavituximab
Peregrine's monoclonal antibody bavituximab is the first in a new class of targeted immunotherapeutics that binds to phosphatidylserine (PS), a specific component of certain cellular membranes.  PS is normally present only on the inside of cell membranes, but becomes exposed on the external surface of enveloped viruses and the cells they infect.  Enveloped viruses are responsible for about half of all human viral diseases, including HCV, influenza, HIV, cytomegalovirus and hemorrhagic fevers.  Scientists believe that bavituximab helps block the ability of viruses to infect cells and also helps stimulate the body's natural immune defenses to destroy the virus particles and infected cells.  In preclinical studies, bavituximab has demonstrated the ability to bind to a wide range of enveloped viruses and virally infected cells, and it has shown promising activity in animal models of serious viral diseases.  In two Phase I monotherapy trials in patients with chronic HCV infection, bavituximab demonstrated encouraging signs of anti-viral activity and appeared safe and well tolerated, with no dose-limiting adverse events. A clinical trial of bavituximab for the treatment of HCV patients co-infected with HIV is ongoing.  Bavituximab is also in multiple Phase II trials for the treatment of solid cancers.

About the Defense Threat Reduction Agency
The Defense Threat Reduction Agency (DTRA) was founded in 1998 to integrate and focus the capabilities of the Department of Defense that address the weapons of mass destruction (WMD) threat.  The mission of the DTRA is to safeguard America and its allies from WMD (e.g. chemical, biological, radiological, nuclear, and high yield explosives) by providing capabilities to reduce, eliminate, and counter the threat, and mitigate its effects.  Under DTRA, Department of Defense resources, expertise and capabilities are combined to ensure the United States remains ready and able to address the present and future WMD threats.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc., is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection.  The company is pursuing three separate clinical programs in cancer and HCV infection with its lead product candidates bavituximab and Cotara®.  Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers.  Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the government may elect not to extend the award beyond the two-year base period and the risk that the award may not create long-term value for the Company.  It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2007 and the quarterly report on Form 10-Q for the quarter ended January 31, 2008. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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